                                                                   EXHIBIT 99.1

  THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT ABOUT THE ACTION YOU SHOULD TAKE, YOU ARE RECOMMENDED TO SEEK YOUR OWN FINANCIAL ADVICE FROM YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL ADVISER.

  THIS DOCUMENT SHOULD NOT BE FORWARDED OR TRANSMITTED IN OR INTO CANADA, AUSTRALIA OR JAPAN.

  J. Henry Schroder & Co. Limited is acting for Telewest and no one else in connection with the Pre-emptive Issue and will not be responsible to anyone other than Telewest for providing the protections afforded to customers of J. Henry Schroder & Co. Limited. The Pre-emptive Issue is being made in the US through Schroder & Co., Inc.

                               APPLICATION FORM

                          TELEWEST COMMUNICATIONS PLC

      (INCORPORATED IN ENGLAND AND WALES WITH REGISTERED NUMBER 2983307)

                    PRE-EMPTIVE ISSUE BY WAY OF OPEN OFFER
                                      OF
   NEW TELEWEST SHARES AT 92.5 PENCE PER TELEWEST SHARE, PAYABLE IN FULL ON APPLICATION, NOT LATER THAN 10:00 A.M., NEW YORK CITY TIME, ON AUGUST 13, 1998
                               (UNLESS EXTENDED)

   THIS APPLICATION FORM, WHICH IS PERSONAL TO THE PERSON TO WHOM IT IS ADDRESSED AND MAY NOT BE ASSIGNED OR TRANSFERRED, IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IT IS NOT A NEGOTIABLE DOCUMENT OR DOCUMENT OF TITLE AND CANNOT BE TRADED.

   ACTION TO BE TAKEN: Holders of American Depositary Shares ("Telewest ADSs") of Telewest Communications plc ("Telewest") who wish to apply for new ordinary shares of Telewest ("Telewest shares") must complete Boxes D and E, sign below, date and return this Application Form together with a check made payable to "The Bank of New York A/C Telewest Communications plc" and for the sum inserted in Box E. Telewest ADS holders will receive their entitlement of new Telewest shares in the form of new Telewest ADSs, each new Telewest ADS representing ten new Telewest shares, unless they elect to receive new Telewest shares. If you do not wish to apply for new Telewest shares you should take no further action.


 NAME AND ADDRESS OF REGISTERED HOLDER
 -------------------------------------


         BOX A                          BOX B                                     BOX C
 Registered holding of            Maximum pro rata            Amount payable at $1.70 per new Telewest share
 Telewest ADSs as of               entitlement to new          if you apply for the maximum entitlement set out
 July 2, 1998                      Telewest shares             in Box B (see Instructions 3 and 4 below)
                                   (see Instruction 4
                                   below)


                   TO BE COMPLETED BY THE APPLICANT

             BOX D                               BOX E

* Number of new Telewest shares    Amount enclosed at $1.70 per
  for which application is made     new Telewest share applied for
    (see Instruction 4 below)       (see Instructions 3 and 4 below)

                   $

* Application may be made for ny number of new Telewest shares up to and including your maximum entitlement set out in Box B. Any application which exceeds the number set out in Box B will be disregarded to the extent of the excess.


[_] Check box ONLY if you wish to elect to receive all (but not part) of the Telewest shares purchased by you hereunder in the form of new Telewest shares, instead of new Telewest ADSs. If you do not check this box you will receive new Telewest ADSs.

   This Application Form may be used only by holders of Telewest ADSs who wish to apply for new Telewest shares under the Pre-emptive Issue (as defined in the Pre-emptive Issue Circular identified below).

   The terms and conditions of the Pre-emptive Issue as set out in the Pre-emptive Issue Circular, dated June 29, 1998, of Telewest (the "Pre-emptive Issue Circular") also apply to this Application Form. Copies of the Pre-emptive Issue Circular are available for inspection at the registered office of Telewest Communications plc and can be obtained from The Bank of New York, 101 Barclay Street, New York, New York 10286.

                              APPLICATION LETTER

To: The Bank of New York and J. Henry Schroder & Co. Limited

Gentlemen

1. I/We being the registered holder(s) at the close of business on the Record Date (as defined in the Pre-emptive Issue Circular) of the number of Telewest ADSs set out in Box A on page 1 hereby apply for the number of new Telewest shares inserted in Box D on page 1 or, if none is inserted, the number(s) stated in Box B on page 1 (subject to the further provisions set out in paragraph 3 below) and agree to accept the same on the terms and subject to the conditions set out herein and in the Pre-emptive Issue Circular and, in the event such Telewest shares are represented by Telewest ADSs, subject to the Depositary Agreement between Telewest and The Bank of New York relating to the Telewest ADSs.

2. I/We enclose a check payable to "The Bank of New York--A/C Telewest Communications plc" for the amount inserted in Box E on page 1, being the amount payable in full on application for the number of new Telewest shares shown in Box D on page 1 or, if Box E is left blank or is inconsistent with the remittance, for the sum payable in full on application for such new Telewest shares as are applied for, or deemed to be applied for, in accordance with the provisions of this Application Form.

3. In consideration of your agreeing to accept this application for the number of new Telewest shares applied for or deemed to be applied for in accordance with the provisions of this Application Form, upon and subject to the terms and conditions set out herein and in the Pre-emptive Issue Circular, I/we undertake that this application shall be irrevocable and agree that the execution of this Application Form shall constitute a conditional contract between me/us and you, which shall become binding upon receipt by The Bank of New York, Registrar's Department, of this Application Form and the accompanying payment. I/We acknowledge that you reserve the right to treat any application not complying strictly with the terms and conditions of this Application Form as nevertheless valid and, in the case of my/our failure to complete Box D (or if the number inserted in Box D is inconsistent with the remittance which accompanies this Application Form or exceeds the maximum entitlement set out in Box B), I/we agree that I/we shall be deemed to have applied for the lesser of (i) the number of new Telewest shares set out in Box
B and (ii) such number of new Telewest shares as is covered by the remittance which accompanies this Application Form.

4. I/We acknowledge that the subscription price of the new Telewest shares is payable in pounds sterling, but that arrangements have been made for Qualifying Telewest ADS holders whereby payment of the subscription price translated into US dollars may be made to the Receiving Agent. I/We acknowledge that the Receiving Agent, as agent for the Qualifying Telewest ADS holders, will arrange to convert payment made in US dollars into pounds sterling and pay the appropriate subscription amount in pounds sterling to Telewest. I/We acknowledge that the price per new Telewest share which may be paid by a subscriber to the Receiving Agent in US dollars is $1.70. I/We acknowledge that the $1.70 US dollar price represents a convenience translation of the pounds sterling subscription price, which has been based on the Noon Buying Rate on June 24, 1998 rounded upwards to 110% of such rate with the expectation that there will be a refund to all subscribers paying in US dollars, but that there can be no assurance that this will be the case.
I/We acknowledge that if a payment made in US dollars by me/us in respect of my/our subscription, when converted into pounds sterling, is less than the subscription price in pounds sterling for the number of new Telewest shares subscribed for, the Receiving Agent will pay the amount of such deficiency to Telewest on behalf of me/us and I/we will then be required to pay promptly the amount of such deficiency (including interest) and will not receive any new Telewest shares subscribed for by me/us prior to the Receiving Agent's receipt of such payment.

5. I/We authorise The Bank of New York, Schroders or their agents to present the enclosed check on receipt and to withhold definitive Telewest ADSs or certificates representing Telewest shares pending clearance thereof. In the event that any of the conditions of the Pre-emptive Issue are not fulfilled or waived on or before August 14, 1998 or such later time and/or date as Telewest and Schroders may agree, I/we authorise you or your agent to return such application monies, without interest, to me/us by mail at my/our risk to the address printed on page 1 as soon as practicable thereafter.

6. I/We acknowledge that due completion of the Application Form accompanied by a check constitutes a warranty on my/our part that the check will be honored on first presentation and that such warranty shall constitute a term of application and that this application may be deemed invalid if such check is not so honored. I/We acknowledge that you reserve the right to instruct The
Bank of New York, Registrar's Department, to seek special clearance of checks to allow Telewest to obtain value for remittances at the earliest opportunity.

7. By delivering this Application Form, I/we undertake to provide such information to The Bank of New York, Registrar's Department, as may be required under the provisions or the paragraph headed "Money Laundering Regulations" in Section 6 of the letter from the Chairman of Telewest in the Pre-emptive Issue Circular. As stated in such paragraph, failure to provide the relevant information within a reasonable period of time following a request for verification of identity may result in rejection of an application in which event the monies payable on application will be returned, without interest, to the account at the drawee bank from which such monies were originally debited.

9.    I/We represent and warrant that I/we am/are not:

(i) (a) Telewest ADS holder(s) with a registered or mailing address in Australia, Canada or Japan and that I/we was/were not inside Australia, Canada or Japan at the time of my/our application herein and that I/we am/are not applying on behalf of or with a view to the reoffer, resale, transfer or delivery of new Telewest ADSs to or for the benefit of any person(s) resident in Australia, Canada or Japan except where proof satisfactory to Telewest has been provided to Telewest and that I/we am/are able properly to accept the invitation comprised in the Pre-emptive Issue without observance by Telewest of any requirement which it (in its absolute discretion) regards as unduly burdensome; nor

(ii) (a) person(s) otherwise prevented by legal or regulatory restrictions from applying for new Telewest ADSs under the Pre-emptive Issue; nor

(iii) acting on behalf of any such person(s) on a non-discretionary basis.

Note: If you cannot give the warranty in paragraph 9 above, you may not make this application.

10. I/We agree that, having had the opportunity to read the Pre-emptive Issue Circular, I/we shall be deemed to have had notice of all the information concerning Telewest contained therein.

                               SIGN HERE
      ...........................................................
      ...........................................................
                    (Signature(s) of Registered Holder(s))
      Dated ................................................ 1998
      (Must be signed by registered holder(s) exactly as name(s) appear(s) on Page 1 of this Application Form. If signature is by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary or representative capacity, please set forth the following.)

      Name(s) ...................................................
      ...........................................................
                            (Please Type or Print)
      Capacity (full title)......................................
      Address....................................................
                          (include Zip Code)
      Area Code and Telephone Number ............................
      Tax Identification or Social Security No. .................

                   INSTRUCTIONS FOR COMPLETION OF THIS FORM

1. This Application Form should be completed and mailed in the accompanying return envelope or delivered by hand to The Bank of New York, Registrar's Department, at 101 Barclay Street, New York, New York 10286, together with a check in respect of the number of new Telewest shares applied for, so as to arrive not later than 10:00 a.m., New York City time, on August 13, 1998 (or such later date as Telewest and Schroders may agree). If you mail your application form, you must allow sufficient time for delivery. Application Forms will not be acknowledged and no receipt will be given for payment.

2. Application may be made for any number of new Telewest shares up to and including the amount set out in Box B on page 1.

3. Checks should be made payable to "The Bank of New York a/c Telewest Communications plc". The subscription price of the new Telewest shares is payable in pounds sterling; however, arrangements have been made for Qualifying Telewest ADS holders whereby payment of the subscription price translated into US dollars may be made to the Receiving Agent. The Receiving Agent, as agent for the Qualifying Telewest ADS holders, will arrange to convert payment made in US dollars into pounds sterling and pay the appropriate subscription amount in pounds sterling to Telewest. The price per new Telewest share which may be paid by a subscriber to the Receiving Agent in US dollars is $1.70. The $1.70 US dollar price represents a convenience translation of the pounds sterling subscription price, which has been based on the Noon Buying Rate on June 24, 1998, rounded upwards to 110% of such rate with the expectation that there will be a refund to all subscribers paying in US dollars, but there can be no assurance that this will be the case. If a payment made in US dollars by a Qualifying Telewest ADS holder in respect of such holder's subscription, when converted into pounds sterling, is less than the subscription price in pounds sterling for the number of new Telewest ADSs subscribed for, the Receiving Agent will pay the amount of such deficiency to Telewest on behalf of such holder. The holder will then be required to pay promptly the amount of such deficiency (including interest) and will not receive any new Telewest shares subscribed for by such holder prior to the Receiving Agent's receipt of such payment.

4. Telewest ADS holders will receive their entitlement of new Telewest shares in the form of new Telewest ADSs, each new Telewest ADS representing ten new Telewest shares, unless they elect to receive new Telewest shares. Fractional entitlements to new Telewest ADSs will not be allotted or issued and any such fractional new Telewest ADSs will be aggregated and sold in the market with the proceeds of the sale, net of expenses, to be paid in cash pro rata to the Qualifying Telewest ADS holders otherwise entitled to such fractions. However, individual cash entitlements in respect of fractional new Telewest ADSs of less than (Pounds)3.00 will not be paid but will be retained for the benefit of Telewest. Fractional entitlements to new Telewest shares will not be allotted or issued and entitlements to new Telewest shares will be rounded down to the nearest whole number of new Telewest shares.

5. If this Application is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to The Bank of New York of their authority so to act must be submitted.

6. All documents or remittances sent by or to an applicant, or as he or she may direct, will be sent through the mail at his or her risk.

7. No person receiving a copy of the Pre-emptive Issue Circular and/or this Application Form in any territory other than the United States may treat the same as constituting an invitation or offer to him, nor should he in any event use such Application Form, unless in the relevant territory such invitation could be lawfully made to him and this Application Form could be lawfully used without contravention of any registration or other legal or regulatory requirements. Any person outside the United States wishing to apply for new Telewest shares must satisfy himself as to full observance of the laws and regulatory requirements of the relevant territory in connection therewith, including obtaining any governmental or the consents which may be required or observing any other necessary formalities and the payment of any issue, transfer or other taxes due in any such territory. Submission of this Application Form will constitute a warranty that all these conditions have been complied with.

8. Capitalized terms used but not defined herein have the meanings given to them in the Pre-emptive Issue Circular.

9. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance or additional copies of the Pre-emptive Circular or this Application Form may be directed to the Information Agent at the address and telephone number set forth below.

              The Information Agent for the Pre-emptive Issue is

                                   INNISFREE
                               M&A Incorporated
                        501 Madison Avenue, 20th Floor
                           New York, New York 10022
                           Telephone (212) 750-5833
                                      or
                         CALL TOLL FREE (888) 750-5834